EXHIBIT 99.1

Press Release

Las Vegas Sands Reports Record
First Quarter 2014 Results

For the Quarter Ended March 31, 2014 (Compared to the Quarter Ended March 31, 2013):

—	Net Revenue Increased 21.4% to a Record $4.01 Billion

—	Strong Gaming Volumes in Macao Drove Adjusted Property EBITDA Up 49.1% to a Record $939.8 Million

—	Consolidated Adjusted Property EBITDA Grew 26.8% to a Record $1.48 Billion

—	Adjusted Earnings per Diluted Share Climbed 36.6% to a Record $0.97 (GAAP Earnings per Diluted Share Increased 37.7% to $0.95)

—	The Company Paid Dividends of $0.50 per share, an Increase of 42.9%

—	The Company Returned $810.0 Million of Capital to Shareholders through its Stock Repurchase Program (Exceeding its $75.0 Million per Month Minimum Target)

Las Vegas, NV (April 24, 2014) — Las Vegas Sands Corp. (NYSE: LVS) today reported record financial results for the quarter ended March 31, 2014.

First Quarter Overview

Mr. Sheldon G. Adelson, chairman and chief executive officer, said, “I am extremely pleased to report another quarter of record financial results that reflect continued strong growth in revenue, cash flow and earnings per share.  The focused and consistent execution of our global growth strategy, which leverages the power of our convention-based Integrated Resort business model, is clearly driving our financial results.  Continued execution of that strategy will extend our position as the global leader in Integrated Resort development and operation.

“In Macao, we delivered record financial results, with strong growth and operating momentum reflected in every segment of our business. We welcomed more than seventeen million visits during the quarter to our Macao property portfolio, which delivered a record $939.8 million of adjusted property EBITDA. We remain confident that our market-leading Cotai Strip properties, including our latest Integrated Resort on the Cotai Strip, the Parisian Macao, which is targeted to open in late 2015, will meaningfully enhance the appeal of Macao to business and leisure travelers and provide an outstanding platform for growth in the years ahead.”

In Singapore, adjusted property EBITDA reached $435.2 million reflecting strong growth in non-gaming revenue, steady mass gaming results and a higher hold rate on VIP play.  Mass win-per-day increased slightly to $4.65 million per day.

Mr. Adelson added, “The prudent management of our cash flow, including the ability to increase the return of capital to shareholders while maintaining a strong balance sheet and ample liquidity to invest in future growth opportunities, remains a cornerstone of our strategy.”

The company paid a recurring quarterly dividend of $0.50 per common share during the quarter, an increase of 42.9% compared to the first quarter of 2013.

The company repurchased approximately $810.0 million of common stock (10.0 million shares at a weighted average price of $80.80) during the quarter ended March 31, 2014.

Company-Wide Operating Results

Net revenue for the first quarter of 2014 increased 21.4% to reach $4.01 billion, compared to $3.30 billion in the first quarter of 2013. Consolidated adjusted property EBITDA increased 26.8% to reach $1.48 billion in the first quarter of 2014, compared to $1.17 billion in the year-ago quarter.  On a hold-normalized basis, adjusted property EBITDA increased 15.2% to reach $1.37 billion in the first quarter of 2014, compared to $1.19 billion in the first quarter of 2013.

On a GAAP (Generally Accepted Accounting Principles) basis, operating income in the first quarter of 2014 increased 38.4% to $1.14 billion, compared to $826.7 million in the first quarter of 2013.  The increase in operating income was principally due to stronger operating results across our Macao property portfolio.

On a GAAP basis, net income attributable to Las Vegas Sands in the first quarter of 2014 increased 35.7% to $776.2 million, compared to $572.0 million in the first quarter of 2013, while diluted earnings per share in the first quarter of 2014 increased 37.7% to $0.95, compared to $0.69 in the prior year quarter. The increase in net income attributable to Las Vegas Sands reflected the increase in operating income described above, partially offset by the increase in net income attributable to noncontrolling interests.

Adjusted net income (see Note 1) increased to $793.9 million, or $0.97 per diluted share, compared to $583.9 million, or $0.71 per diluted share, in the first quarter of 2013. The increase in adjusted net income was driven by the higher net income attributable to Las Vegas Sands described above.

Sands China Ltd. Consolidated Financial Results

On a GAAP basis, total net revenues for Sands China Ltd. increased 34.7% to $2.72 billion in the first quarter of 2014, compared to $2.02 billion in the first quarter of 2013. Adjusted property EBITDA for Sands China Ltd. increased 49.8% to $938.1 million in the first quarter of 2014, compared to $626.4 million in the first quarter of 2013. Net income for Sands China Ltd. increased 66.0% to $751.9 million in the first quarter of 2014, compared to $452.9 million in the first quarter of 2013.

The Venetian Macao First Quarter Operating Results

The Venetian Macao continued to enjoy Macao market-leading visitation and financial performance. The property delivered record adjusted property EBITDA of $470.1 million, an increase of 34.9% compared to the first quarter of 2013. Non-Rolling Chip drop increased 80.7% to reach a property record $2.41 billion for the quarter with Non-Rolling Chip win percentage of 26.1%.  Rolling Chip volume during the quarter increased 31.2% to reach $15.32 billion.  Slot handle was $1.45 billion, increasing 21.9% compared to the first quarter of 2013.  Mall revenues increased 26.4% during the quarter to reach $38.3 million.

The following table summarizes the key operating results for The Venetian Macao for the first quarter of 2014 compared to the first quarter of 2013:

	Three Months Ended
The Venetian Macao Operations	March 31,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$1,075.7	$778.5	$297.2	38.2%
Rooms	65.3	54.4	10.9	20.0%
Food and Beverage	25.8	21.9	3.9	17.8%
Mall	38.3	30.3	8.0	26.4%
Convention, Retail and Other	24.1	16.7	7.4	44.3%
Less - Promotional Allowances	(44.6)	(29.6)	(15.0)	-50.7%
Net Revenues	$1,184.6	$872.2	$312.4	35.8%

Adjusted Property EBITDA	$470.1	$348.5	$121.6	34.9%
EBITDA Margin %	39.7%	40.0%		-0.3 pts

Operating Income	$429.6	$311.9	$117.7	37.7%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$15,315.4	$11,670.9	$3,644.5	31.2%
Rolling Chip Win %(1)	3.49%	3.57%		-0.08 pts

Non-Rolling Chip Drop	$2,410.2	$1,333.9	$1,076.3	80.7%
Non-Rolling Chip Win %	26.1%	32.1%		-6.0 pts

Slot Handle	$1,452.4	$1,191.5	$260.9	21.9%
Slot Hold %	5.1%	5.5%		-0.4 pts

Hotel Statistics

Occupancy %	94.4%	91.6%		2.8 pts
Average Daily Rate (ADR)	$267	$231	$36	15.6%
Revenue per Available Room (RevPAR)	$252	$212	$40	18.9%

(1) This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Cotai Central First Quarter Operating Results

Net revenues and adjusted property EBITDA for the first quarter of 2014 at Sands Cotai Central were $827.6 million and $265.2 million, respectively, resulting in an EBITDA margin of 32.0%.

Rolling Chip volume grew 13.8% to reach $15.51 billion for the quarter, while Non-Rolling Chip drop increased 73.9% to reach a record $1.80 billion with Non-Rolling Chip win percentage of 22.9%. Slot handle increased 48.3% to $1.82 billion for the quarter.

Mass win per table per day increased 82.3% year-over-year and 3.7% compared to the fourth quarter of 2013, reaching $14,463, while mass table, slot and electronic table game (ETG) win per day climbed to $5.3 million, an increase of 76.3% year-over-year and 9.2% compared to the fourth quarter of 2013.  Hotel occupancy reached 88.8% with ADR of $177.

Visitation to the property continues to grow and approached 4.8 million visits in the quarter.

The following table summarizes our key operating results for Sands Cotai Central for the first quarter of 2014 compared to the first quarter of 2013:

	Three Months Ended
Sands Cotai Central Operations	March 31,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$750.3	$533.8	$216.5	40.6%
Rooms	79.4	46.2	33.2	71.9%
Food and Beverage	32.8	22.6	10.2	45.1%
Mall	8.8	8.0	0.8	10.0%
Convention, Retail and Other	7.5	5.2	2.3	44.2%
Less - Promotional Allowances	(51.2)	(28.6)	(22.6)	-79.0%
Net Revenues	$827.6	$587.2	$240.4	40.9%

Adjusted Property EBITDA	$265.2	$131.5	$133.7	101.7%
EBITDA Margin %	32.0%	22.4%		9.6 pts

Operating Income	$195.1	$60.9	$134.2	220.4%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$15,505.3	$13,622.4	$1,882.9	13.8%
Rolling Chip Win %(1)	2.83%	3.09%		-0.26 pts

Non-Rolling Chip Drop	$1,800.7	$1,035.3	$765.4	73.9%
Non-Rolling Chip Win %	22.9%	21.6%		1.3 pts

Slot Handle	$1,821.4	$1,228.5	$592.9	48.3%
Slot Hold %	3.7%	3.9%		-0.2 pts

Hotel Statistics

Occupancy %	88.8%	70.8%		18.0 pts
Average Daily Rate (ADR)	$177	$152	$25	16.4%
Revenue per Available Room (RevPAR)	$157	$108	$49	45.4%

(1) This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Four Seasons Hotel Macao First Quarter Operating Results

The Four Seasons Hotel Macao and Plaza Casino generated adjusted property EBITDA of $113.0 million in the first quarter of 2014, an increase of 110.8% compared to the year-ago quarter.  Non-Rolling Chip drop increased to $352.0 million, while Non-Rolling Chip win percentage was 28.4%.  Rolling Chip volume was $9.19 billion for the quarter, a decrease of 3.0% compared to the first quarter of 2013. Rolling Chip win percentage was 3.62% in the quarter, above the expected range and above the 2.21% experienced in the prior-year quarter. Slot handle increased 57.2% to $289.8 million during the quarter.

The following table summarizes our key operating results for the Four Seasons Hotel Macao and Plaza Casino for the first quarter of 2014 compared to the first quarter of 2013:

Four Seasons Hotel Macao and	Three Months Ended
Plaza Casino Operations	March 31,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$340.2	$206.5	$133.7	64.7%
Rooms	12.6	10.2	2.4	23.5%
Food and Beverage	8.3	6.5	1.8	27.7%
Mall	23.0	10.3	12.7	123.3%
Convention, Retail and Other	1.1	0.8	0.3	37.5%
Less - Promotional Allowances	(15.2)	(11.1)	(4.1)	-36.9%
Net Revenues	$370.0	$223.2	$146.8	65.8%

Adjusted Property EBITDA	$113.0	$53.6	$59.4	110.8%
EBITDA Margin %	30.6%	24.0%		6.6 pts

Operating Income	$99.9	$40.7	$59.2	145.5%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$9,193.7	$9,480.1	$(286.4)	-3.0%
Rolling Chip Win %(1)	3.62%	2.21%		1.41 pts

Non-Rolling Chip Drop	$352.0	$110.5	$241.5	218.6%
Non-Rolling Chip Win %	28.4%	48.6%		-20.2 pts

Slot Handle	$289.8	$184.4	$105.4	57.2%
Slot Hold %	4.3%	5.0%		-0.7 pts

Hotel Statistics

Occupancy %	87.1%	81.2%		5.9 pts
Average Daily Rate (ADR)	$429	$370	$59	15.9%
Revenue per Available Room (RevPAR)	$373	$301	$72	23.9%

(1) This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Macao First Quarter Operating Results

Sands Macao’s adjusted property EBITDA decreased 5.4% compared to the same quarter last year to $91.4 million. Adjusted property EBITDA margin decreased 200 basis points to 29.1%. Non-Rolling Chip drop increased 43.1% to reach $1.09 billion during the quarter, while slot handle increased 13.7% to reach $803.2 million. The property realized 2.59% win on Rolling Chip volume during the quarter, below the expected range of 2.70 to 3.00% and below the 2.76% generated in the year-ago quarter. Rolling Chip volume was $5.38 billion for the quarter.

The following table summarizes our key operating results for Sands Macao for the first quarter of 2014 compared to the first quarter of 2013:

	Three Months Ended
Sands Macao Operations	March 31,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$306.6	$302.4	$4.2	1.4%
Rooms	7.3	6.0	1.3	21.7%
Food and Beverage	10.2	9.8	0.4	4.1%
Convention, Retail and Other	2.5	2.6	(0.1)	-3.8%
Less - Promotional Allowances	(12.6)	(10.5)	(2.1)	-20.0%
Net Revenues	$314.0	$310.3	$3.7	1.2%

Adjusted Property EBITDA	$91.4	$96.6	$(5.2)	-5.4%
EBITDA Margin %	29.1%	31.1%		-2.0 pts

Operating Income	$82.3	$88.1	$(5.8)	-6.6%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$5,380.5	$6,379.0	$(998.5)	-15.7%
Rolling Chip Win %(1)	2.59%	2.76%		-0.17 pts

Non-Rolling Chip Drop	$1,091.9	$763.2	$328.7	43.1%
Non-Rolling Chip Win %	18.0%	21.1%		-3.1 pts

Slot Handle	$803.2	$706.5	$96.7	13.7%
Slot Hold %	3.8%	3.7%		0.1 pts

Hotel Statistics

Occupancy %	96.7%	94.9%		1.8 pts
Average Daily Rate (ADR)	$292	$246	$46	18.7%
Revenue per Available Room (RevPAR)	$283	$233	$50	21.5%

(1) This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Marina Bay Sands First Quarter Operating Results

Marina Bay Sands in Singapore generated adjusted property EBITDA of $435.2 million, an increase of 9.7% compared to the first quarter of 2013.  Rolling Chip win percentage of 3.41% in the first quarter of 2014 was above the expected range, and above the 2.51% achieved in the first quarter of 2013.

Non-Rolling Chip drop decreased 3.1% to $1.16 billion during the quarter. Slot handle increased 9.5% to $3.05 billion for the quarter compared to the year-ago quarter. Total mass win per day during the quarter increased slightly to $4.65 million, compared to $4.64 million in the first quarter of 2013. Rolling Chip volume was $12.94 billion for the quarter.

The high-margin hotel room segment of the property continued to reflect strong revenue growth of 14.8%. ADR increased to $428 during the quarter, driving a RevPAR increase of 14.2% compared to the same quarter last year.  Occupancy was 99.3% during the quarter.

The following table summarizes our key operating results for Marina Bay Sands for the first quarter of 2014 compared to the first quarter of 2013:

	Three Months Ended
Marina Bay Sands Operations	March 31,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$680.4	$640.2	$40.2	6.3%
Rooms	97.1	84.6	12.5	14.8%
Food and Beverage	46.0	48.8	(2.8)	-5.7%
Mall	38.5	36.8	1.7	4.6%
Convention, Retail and Other	26.3	26.4	(0.1)	-0.4%
Less - Promotional Allowances	(52.9)	(41.9)	(11.0)	-26.3%
Net Revenues	$835.4	$794.9	$40.5	5.1%

Adjusted Property EBITDA	$435.2	$396.8	$38.4	9.7%
EBITDA Margin %	52.1%	49.9%		2.2 pts

Operating Income	$331.5	$292.7	$38.8	13.3%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$12,941.5	$18,207.3	$(5,265.8)	-28.9%
Rolling Chip Win %(1)	3.41%	2.51%		0.90 pts

Non-Rolling Chip Drop	$1,157.4	$1,194.6	$(37.2)	-3.1%
Non-Rolling Chip Win %	23.4%	23.2%		0.2 pts

Slot Handle	$3,050.0	$2,785.3	$264.7	9.5%
Slot Hold %	4.8%	5.1%		-0.3 pts

Hotel Statistics

Occupancy %	99.3%	98.5%		0.8 pts
Average Daily Rate (ADR)	$428	$378	$50	13.2%
Revenue per Available Room (RevPAR)	$425	$372	$53	14.2%

(1) This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Las Vegas Operations First Quarter Operating Results

Adjusted property EBITDA at The Venetian Las Vegas and The Palazzo, including the Sands Expo and Convention Center, was $79.7 million for the quarter. On a hold-normalized basis, adjusted property EBITDA was $97.3 million, up 4.8% compared to the first quarter of 2013.  Hotel ADR reached $241 in the quarter, which was the highest quarterly ADR for our Las Vegas operations since the second quarter of 2008, and an increase of 14.2% compared to the first quarter of 2013.  RevPAR increased 12.0% to $214 in the quarter.  Table games drop increased 2.4% in the quarter to reach $518.5 million reflecting strong growth in Baccarat drop.  Slot handle decreased 4.4% to $473.2 million.

The following table summarizes our key operating results for our Las Vegas operations for the first quarter of 2014 compared to the first quarter of 2013:

	Three Months Ended
Las Vegas Operations	March 31,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$109.8	$159.9	$(50.1)	-31.3%
Rooms	135.7	121.1	14.6	12.1%
Food and Beverage	72.8	68.3	4.5	6.6%
Convention, Retail and Other	87.3	85.3	2.0	2.3%
Less - Promotional Allowances	(22.9)	(23.1)	0.2	0.9%
Net Revenues	$382.7	$411.5	$(28.8)	-7.0%

Adjusted Property EBITDA	$79.7	$113.4	$(33.7)	-29.7%
EBITDA Margin %	20.8%	27.6%		-6.8 pts

Operating Income	$68.6	$98.8	$(30.2)	-30.6%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$518.5	$506.4	$12.1	2.4%
Table Games Win %(1)	17.1%	27.6%		-10.5 pts

Slot Handle	$473.2	$495.1	$(21.9)	-4.4%
Slot Hold %	8.6%	8.8%		-0.2 pts

Hotel Statistics

Occupancy %	88.9%	90.3%		-1.4 pts
Average Daily Rate (ADR)	$241	$211	$30	14.2%
Revenue per Available Room (RevPAR)	$214	$191	$23	12.0%

(1) This compares to our expected Baccarat win percentage of 22.0% to 30.0% and our expected non-Baccarat win percentage of 14.0% to 18.0% (calculated before discounts).

Sands Bethlehem First Quarter Operating Results

Net revenues for Sands Bethlehem in Pennsylvania decreased 4.6% to $117.2 million and adjusted property EBITDA decreased 11.4% to $26.5 million for the first quarter of 2014. Table games drop increased 1.2% to $247.6 million for the quarter, while table games win percentage was 16.1%, which compared to 15.6% in the first quarter of 2013. Slot handle decreased 8.3% year-over-year to $948.5 million for the quarter with slot hold percentage of 7.1%.

The following table summarizes our key operating results for Sands Bethlehem for the first quarter of 2014 compared to the first quarter of 2013:

	Three Months Ended
Sands Bethlehem Operations	March 31,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$109.0	$114.8	$(5.8)	-5.1%
Rooms	2.7	2.4	0.3	12.5%
Food and Beverage	6.8	7.2	(0.4)	-5.6%
Mall	0.6	0.6	-	0.0%
Convention, Retail and Other	3.9	4.0	(0.1)	-2.5%
Less - Promotional Allowances	(5.8)	(6.1)	0.3	4.9%
Net Revenues	$117.2	$122.9	$(5.7)	-4.6%

Adjusted Property EBITDA	$26.5	$29.9	$(3.4)	-11.4%
EBITDA Margin %	22.6%	24.3%		-1.7 pts

Operating Income	$17.3	$20.8	$(3.5)	-16.8%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$247.6	$244.7	$2.9	1.2%
Table Games Win %(1)	16.1%	15.6%		0.5 pts

Slot Handle	$948.5	$1,033.9	$(85.4)	-8.3%
Slot Hold %	7.1%	7.1%		0.0 pts

Hotel Statistics

Occupancy %	68.8%	65.3%		3.5 pts
Average Daily Rate (ADR)	$146	$138	$8	5.8%
Revenue per Available Room (RevPAR)	$101	$90	$11	12.2%

(1) This compares to our expected Table Games win percentage of 14.0% and 16.0% (calculated before discounts).

Asian Retail Mall Operations

Gross revenue from tenants in the company’s retail malls on Macao’s Cotai Strip (The Venetian Macao, Four Seasons Macao and Sands Cotai Central) and Marina Bay Sands in Singapore reached $108.4 million for the first quarter of 2014, an increase of 27.7% compared to the first quarter of 2013.  Operating profit derived from these retail mall assets increased 34.6% for the quarter compared to the quarter one year ago, reaching $91.5 million.

	For The Three Months Ended March 31, 2014						TTM March 31, 2014
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)		Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)

Shoppes at Venetian	$38.2	$32.3	84.6%	755,876		96.0%	$1,535

Shoppes at Four Seasons
Luxury Retail	17.8	16.6	93.3%	142,562		100.0%	6,129
Other Stores	5.2	4.8	92.3%	99,907		61.4%	2,863
Total	23.0	21.4	93.0%	242,469		84.1%	5,359

Shoppes at Cotai Central	8.7	7.0	80.5%	210,191	(3)	99.9%	1,365
Total Cotai Strip in Macao	69.9	60.7	86.8%	1,208,536		94.3%	2,198

The Shoppes at Marina Bay Sands	38.5	30.8	80.0%	650,083		88.1%(4)	1,544

Total	$108.4	$91.5	84.4%	1,858,619		92.1%	$2,006

(1) Gross revenue figures are net of intersegment revenue eliminations.
(2) Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
(3) At completion of all phases, the Shoppes at Cotai Central will feature up to 600,000 square feet of gross leasable area.
(4) This occupancy percentage reflects the ongoing repositioning of the mall in which approximately 54,000 square feet of gross leasable area is undergoing new fit-out but rent collection has not commenced.

Other Factors Affecting Earnings

Other Asia adjusted property EBITDA, which is principally comprised of our CotaiJet ferry operation, reflected a loss of $1.4 million during the quarter, compared to a loss of $3.6 million in the first quarter of 2013.

Pre-opening expenses decreased to $4.3 million in the first quarter of 2014, compared to $6.8 million in the first quarter of 2013.

Depreciation and amortization expense was $261.0 million in the first quarter of 2014, compared to $252.6 million in the first quarter of 2013.

Interest expense, net of amounts capitalized, was $71.1 million for the first quarter of 2014, compared to $68.8 million in the prior-year quarter. Capitalized interest was $1.7 million during the first quarter of

2014, compared to $1.8 million during the first quarter of 2013.  Our weighted average borrowing cost in the first quarter of 2014 was approximately 2.8%.

Corporate expense was $50.7 million in the first quarter of 2014, compared to $56.3 million in the first quarter of 2013.

The Company recorded an $18.0 million loss on modification or early retirement of debt during the quarter as a result of the refinancing of its Macao credit facility.

Other expense, which was principally composed of foreign currency losses, was $4.7 million in the first quarter of 2014, compared to $2.1 million in the first quarter of 2013.

The company’s effective income tax rate for the first quarter of 2014 was 5.6%. The tax rate is primarily driven by a provision for the earnings from Marina Bay Sands at the 17% Singapore income tax rate.

The net income attributable to noncontrolling interests during the first quarter of 2014 of $220.5 million was principally related to Sands China Ltd.

Balance Sheet Items

Unrestricted cash balances as of March 31, 2014 were $3.30 billion.

As of March 31, 2014, total debt outstanding, including the current portion, was $10.27 billion.

Capital Expenditures

Capital expenditures during the first quarter totaled $251.7 million, including construction, development and maintenance activities of $210.2 million in Macao, $25.8 million in Las Vegas, $12.7 million at Marina Bay Sands and $3.0 million at Sands Bethlehem.

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Conference Call Information

The company will host a conference call to discuss the company's results on Thursday, April 24, 2014 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.lasvegassands.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new ventures, substantial leverage and debt service, government regulation, tax law changes, legalization of gaming, interest rates, future terrorist acts, influenza, insurance, gaming promoters, risks relating to our gaming licenses, certificate and subconcession, infrastructure in Macao and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Note 1

Adjusted net income excludes pre-opening expense, development expense, gain or loss on disposal of assets and loss on modification or early retirement of debt.

About Las Vegas Sands

Las Vegas Sands (NYSE: LVS) is the world's leading developer and operator of Integrated Resorts. Our collection of Integrated Resorts in Asia and the United States feature state of the art convention and exhibition facilities, premium accommodations, world-class gaming and entertainment, destination retail and dining including celebrity chef restaurants, and many other amenities.

Our properties include the five-diamond Venetian and Palazzo resorts and Sands Expo Center in Las Vegas, Sands Bethlehem in Eastern Pennsylvania, and the iconic Marina Bay Sands in Singapore.  Through its majority ownership in Sands China Ltd. (HK: 1928), LVS owns a portfolio of properties on the Cotai Strip in Macao, including The Venetian Macao, The Plaza and Four Seasons Hotel Macao and Sands Cotai Central, as well as the Sands Macao on the Macao Peninsula.

LVS is dedicated to being a good corporate citizen, anchored by the core tenets of delivering a great working environment for nearly 50,000 employees worldwide, driving impact through its Sands Cares corporate citizenship program and leading innovation with the company’s award-winning Sands ECO360° global sustainability program.  To learn more, please visit www.sands.com.

Contacts:

Investment Community:	Daniel Briggs	(702) 414-1221

Media:	Ron Reese	(702) 414-3607

Las Vegas Sands Corp.
First Quarter 2014 Results
Non-GAAP Reconciliations

Within the company’s first quarter 2014 press release, the company makes reference to certain non-GAAP financial measures including “adjusted net income,” “hold-normalized adjusted net income,” “adjusted earnings per diluted share,” “hold-normalized adjusted earnings per diluted share,” “adjusted property EBITDA,” and “hold-normalized adjusted property EBITDA.”  Whenever such information is presented, the company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K.  The specific reasons why the company’s management believes that the presentation of each of these non-GAAP financial measures provides useful information to investors regarding Las Vegas Sands Corp.’s financial condition, results of operations and cash flows has been provided in the Form 8-K filed in connection with this press release.

Adjusted property EBITDA consists of operating income (loss) before depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal of assets, pre-opening expense, development expense, royalty fees, stock-based compensation and corporate expense.  Reconciliations of GAAP operating income (loss) and GAAP net income attributable to Las Vegas Sands Corp. to adjusted property EBITDA and hold-normalized adjusted property EBITDA are included in the financial schedules accompanying this release.

Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013

Revenues:
Casino	$3,372,065	$2,736,054
Rooms	400,222	325,016
Food and beverage	202,787	185,329
Mall	109,031	85,461
Convention, retail and other	137,376	126,061
	4,221,481	3,457,921
Less - promotional allowances	(211,097)	(155,202)
	4,010,384	3,302,719
Operating expenses:
Resort operations	2,538,292	2,142,900
Corporate	50,677	56,272
Pre-opening	4,300	6,837
Development	1,692	5,351
Depreciation and amortization	261,047	252,557
Amortization of leasehold interests in land	10,026	10,167
Loss on disposal of assets	525	1,932
	2,866,559	2,476,016
Operating income	1,143,825	826,703
Other income (expense):
Interest income	5,803	3,793
Interest expense, net of amounts capitalized	(71,126)	(68,832)
Other expense	(4,657)	(2,108)
Loss on modification or early retirement of debt	(17,964)	-
Income before income taxes	1,055,881	759,556
Income tax expense	(59,153)	(55,582)
Net income	996,728	703,974
Net income attributable to noncontrolling interests	(220,543)	(132,013)
Net income attributable to Las Vegas Sands Corp.	$776,185	$571,961

Earnings per share:
Basic	$0.95	$0.69
Diluted	$0.95	$0.69

Weighted average shares outstanding:
Basic	814,766,709	823,367,441
Diluted	817,537,615	827,452,691

Dividends declared per common share	$0.50	$0.35

Exhibit 1

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Operating Income (Loss) to Adjusted Property EBITDA:

Three Months Ended March 31, 2014

	Operating Income (Loss)	Depreciation and Amortization	Amortization of Leasehold Interests in Land	(Gain) Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Adjusted Property EBITDA
Macao:
The Venetian Macao	$429,611	$36,238	$1,653	$147	$-	$-	$2,435	$-	$470,084
Sands Cotai Central	195,096	66,105	2,153	320	415	-	1,117	-	265,206
Four Seasons Hotel Macao and Plaza Casino	99,917	9,778	706	38	2,329	-	273	-	113,041
Sands Macao	82,305	8,254	354	83	-	-	442	-	91,438
Macao Property Operations	806,929	120,375	4,866	588	2,744	-	4,267	-	939,769
Marina Bay Sands	331,454	71,471	4,539	38	-	26,252	1,407	-	435,161
United States:
Las Vegas Operating Properties	68,593	47,538	-	(285)	97	(38,189)	1,898	-	79,652
Sands Bethlehem	17,344	9,172	-	35	2	-	(22)	-	26,531
United States Property Operations	85,937	56,710	-	(250)	99	(38,189)	1,876	-	106,183
Other Asia (2)	(17,437)	3,588	-	149	29	12,200	57	-	(1,414)
Other Development	(3,892)	151	621	-	3,120	-	-	-	-
Corporate	(59,166)	8,752	-	-	-	(263)	-	50,677	-
	$1,143,825	$261,047	$10,026	$525	$5,992	$-	$7,607	$50,677	$1,479,699

Three Months Ended March 31, 2013

	Operating Income (Loss)	Depreciation and Amortization	Amortization of Leasehold Interests in Land	Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Adjusted Property EBITDA
Macao:
The Venetian Macao	$311,884	$32,853	$1,654	$374	$121	$-	$1,596	$-	$348,482
Sands Cotai Central	60,891	62,414	2,154	3	5,487	-	572	-	131,521
Four Seasons Hotel Macao and Plaza Casino	40,691	11,300	706	13	807	-	35	-	53,552
Sands Macao	88,072	7,684	354	112	-	-	380	-	96,602
Macao Property Operations	501,538	114,251	4,868	502	6,415	-	2,583	-	630,157
Marina Bay Sands	292,682	70,028	4,677	854	-	26,691	1,849	-	396,781
United States:
Las Vegas Operating Properties	98,809	49,154	-	563	115	(37,424)	2,211	-	113,428
Sands Bethlehem	20,832	8,865	-	-	46	-	113	-	29,856
United States Property Operations	119,641	58,019	-	563	161	(37,424)	2,324	-	143,284
Other Asia (2)	(18,597)	3,697	-	13	240	11,000	58	-	(3,589)
Other Development	(6,152)	158	622	-	5,372	-	-	-	-
Corporate	(62,409)	6,404	-	-	-	(267)	-	56,272	-
	$826,703	$252,557	$10,167	$1,932	$12,188	$-	$6,814	$56,272	$1,166,633

(1)
During the three months ended March 31, 2014 and 2013, the Company recorded stock-based compensation expense of $16.1 million and $14.6 million, respectively, of which $8.4 million and $7.8 million, respectively, is included in corporate expense and $0.1 million and $0.0 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.

(2)	Primarily includes the results of the CotaiJet ferry operations.

Exhibit 2

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

Three Months Ended March 31, 2014

		(1)	(2)	Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue	Expense	EBITDA

Macao Property Operations	$939,769	$(138,933)	$64,012	$864,848
Marina Bay Sands	435,161	(71,741)	14,472	377,892
United States:
Las Vegas Operating Properties	79,652	21,430	(3,768)	97,314
Sands Bethlehem	26,531	-	-	26,531
United States Property Operations	106,183	21,430	(3,768)	123,845
Other Asia	(1,414)	-	-	(1,414)
Other Development	-	-	-	-
Corporate	-	-	-	-
	$1,479,699	$(189,244)	$74,716	$1,365,171

Three Months Ended March 31, 2013

		(1)	(2)	Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue	Expense	EBITDA

Macao Property Operations	$630,157	$-	$-	$630,157
Marina Bay Sands	396,781	49,098	(9,904)	435,975
United States:
Las Vegas Operating Properties	113,428	(24,975)	4,391	92,844
Sands Bethlehem	29,856	-	-	29,856
United States Property Operations	143,284	(24,975)	4,391	122,700
Other Asia	(3,589)	-	-	(3,589)
Other Development	-	-	-	-
Corporate	-	-	-	-
	$1,166,633	$24,123	$(5,513)	$1,185,243

(1)
For Macao Property Operations and Marina Bay Sands, this represents the estimated incremental casino revenue related to Rolling Volume play that would have been earned or lost had the Company's current period win percentage equaled 2.85%.  This calculation will only be done if the current period win percentage is outside the expected range of 2.7% to 3.0%.

For the Las Vegas Operating Properties, this represents the estimated incremental casino revenue related to all table games play that would have been earned or lost had the Company's current period win percentage equaled 26.0% for Baccarat and 16.0% for non-Baccarat.  This calculation will only be done if the current period win percentages for Baccarat and non-Baccarat are outside the expected ranges of 22.0% to 30.0% and 14.0% to 18.0%, respectively.

For Sands Bethlehem, no adjustments have been, or will be, made.

These amounts have been offset by the estimated commissions paid, discounts and other incentives rebated directly or indirectly to customers.

(2)
Represents the estimated incremental expenses (gaming taxes, bad debt expense and commissions paid to third parties) that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 3

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following is a reconciliation of Net Income Attributable to Las Vegas Sands Corp. to Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended
	March 31,
	2014	2013
Net income attributable to Las Vegas Sands Corp.	$776,185	$571,961
Add (deduct):
Net income attributable to noncontrolling interests	220,543	132,013
Income tax expense	59,153	55,582
Loss on modification or early retirement of debt	17,964	-
Other expense	4,657	2,108
Interest expense, net of amounts capitalized	71,126	68,832
Interest income	(5,803)	(3,793)
Loss on disposal of assets	525	1,932
Amortization of leasehold interests in land	10,026	10,167
Depreciation and amortization	261,047	252,557
Development expense	1,692	5,351
Pre-opening expense	4,300	6,837
Stock-based compensation (1)	7,607	6,814
Corporate expense	50,677	56,272
Adjusted Property EBITDA	$1,479,699	$1,166,633

Hold-normalized casino revenue (2)	(189,244)	24,123
Hold-normalized casino expense (2)	74,716	(5,513)
Hold-Normalized Adjusted Property EBITDA	$1,365,171	$1,185,243

(1)	See Exhibit 2
(2)	See Exhibit 3

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Net Revenues
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
The Venetian Macao	$1,184,591	$872,212
Sands Cotai Central	827,583	587,179
Four Seasons Hotel Macao and Plaza Casino	370,016	223,220
Sands Macao	313,961	310,273
Marina Bay Sands	835,423	794,864
Las Vegas Operating Properties	382,658	411,541
Sands Bethlehem	117,183	122,916
Other Asia	35,161	33,873
Intersegment Eliminations	(56,192)	(53,359)
	$4,010,384	$3,302,719

_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Adjusted Property EBITDA as a Percentage of Net Revenues
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
The Venetian Macao	39.7%	40.0%
Sands Cotai Central	32.0%	22.4%
Four Seasons Hotel Macao and Plaza Casino	30.6%	24.0%
Sands Macao	29.1%	31.1%
Marina Bay Sands	52.1%	49.9%
Las Vegas Operating Properties	20.8%	27.6%
Sands Bethlehem	22.6%	24.3%
Other Asia	-4.0%	-10.6%

Total	36.9%	35.3%

Exhibit 4

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure - Adjusted Net Income; Hold-Normalized Adjusted Net Income; Adjusted Earnings Per Diluted Share; and Hold-Normalized Adjusted Earnings Per Diluted Share
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Net income attributable to Las Vegas Sands Corp.	$776,185	$571,961

Pre-opening expense, net	3,052	4,827
Development expense, net	1,692	5,351
Loss on disposal of assets, net	350	1,779
Loss on modification or early retirement of debt, net	12,611	-
Adjusted net income	$793,890	$583,918

Hold-normalized casino revenue (1)	(189,244)	24,123
Hold-normalized casino expense (1)	74,716	(5,513)
Income tax impact on hold adjustments	9,736	(6,663)
Noncontrolling interest impact on hold adjustments	22,356	-
Hold-normalized adjusted net income	$711,454	$595,865

(1) See Exhibit 3

Per diluted share of common stock:
Net income attributable to Las Vegas Sands Corp.	$0.95	$0.69

Pre-opening expense, net	-	0.01
Development expense, net	-	0.01
Loss on disposal of assets, net	-	-
Loss on modification or early retirement of debt, net	0.02	-
Adjusted earnings per diluted share	$0.97	$0.71

Hold-normalized casino revenue	(0.23)	0.03
Hold-normalized casino expense	0.09	(0.01)
Income tax impact on hold adjustments	0.01	(0.01)
Noncontrolling interest impact on hold adjustments	0.03	-
Hold-normalized adjusted earnings per diluted share	$0.87	$0.72

Weighted average diluted shares outstanding	817,537,615	827,452,691

Exhibit 5

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data Schedule
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013

Room Statistics:
The Venetian Macao:
Occupancy %	94.4%	91.6%
Average daily room rate (ADR) (1)	$267	$231
Revenue per available room (RevPAR) (2)	$252	$212

Sands Cotai Central:
Occupancy %	88.8%	70.8%
Average daily room rate (ADR) (1)	$177	$152
Revenue per available room (RevPAR) (2)	$157	$108

Four Seasons Hotel Macao and Plaza Casino:
Occupancy %	87.1%	81.2%
Average daily room rate (ADR) (1)	$429	$370
Revenue per available room (RevPAR) (2)	$373	$301

Sands Macao:
Occupancy %	96.7%	94.9%
Average daily room rate (ADR) (1)	$292	$246
Revenue per available room (RevPAR) (2)	$283	$233

Marina Bay Sands:
Occupancy %	99.3%	98.5%
Average daily room rate (ADR) (1)	$428	$378
Revenue per available room (RevPAR) (2)	$425	$372

Las Vegas Operating Properties:
Occupancy %	88.9%	90.3%
Average daily room rate (ADR) (1)	$241	$211
Revenue per available room (RevPAR) (2)	$214	$191

Sands Bethlehem:
Occupancy %	68.8%	65.3%
Average daily room rate (ADR) (1)	$146	$138
Revenue per available room (RevPAR) (2)	$101	$90

Casino Statistics:
The Venetian Macao:
Table games win per unit per day (3)	$19,130	$17,902
Slot machine win per unit per day (4)	$389	$320
Average number of table games	675	525
Average number of slot machines	2,126	2,270

Sands Cotai Central:
Table games win per unit per day (3)	$20,446	$14,225
Slot machine win per unit per day (4)	$390	$247
Average number of table games	462	503
Average number of slot machines	1,896	2,157

Four Seasons Hotel Macao and Plaza Casino:
Table games win per unit per day (3)	$37,641	$20,071
Slot machine win per unit per day (4)	$818	$549
Average number of table games	128	146
Average number of slot machines	171	187

Sands Macao:
Table games win per unit per day (3)	$13,868	$13,023
Slot machine win per unit per day (4)	$316	$238
Average number of table games	269	287
Average number of slot machines	1,084	1,229

Marina Bay Sands:
Table games win per unit per day (3)	$12,257	$13,608
Slot machine win per unit per day (4)	$686	$708
Average number of table games	646	600
Average number of slot machines	2,391	2,211

Las Vegas Operating Properties:
Table games win per unit per day (3)	$3,966	$6,502
Slot machine win per unit per day (4)	$188	$199
Average number of table games	249	239
Average number of slot machines	2,395	2,452

Sands Bethlehem:
Table games win per unit per day (3)	$2,740	$3,020
Slot machine win per unit per day (4)	$248	$272
Average number of table games	161	141
Average number of slot machines	3,009	3,020

(1)	ADR is calculated by dividing total room revenue by total rooms occupied.
(2)	RevPAR is calculated by dividing total room revenue by total rooms available.
(3)	Table games win per unit per day is shown before discounts and commissions.
(4)	Slot machine win per unit per day is shown before deducting cost for slot points.

Exhibit 6